IKON OFFICE SOLUTIONS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
(as amended and restated, effective January 1, 2005)

1. Purpose. The purpose of the IKON Office Solutions, Inc. Executive Deferred Compensation Plan (the “Plan”) is to permit certain eligible employees of IKON Office Solutions, Inc. (“IKON”) to defer a portion of their salary, bonus and equity awards, and to receive such deferred amounts at a specified time in the future. Effective March 1, 2006, IKON will make matching contributions to the Plan for eligible employees who defer a portion of their Short Term Incentive bonus to the Plan. Any such matching contributions will be subject to a vesting schedule and distributed in the form of shares of IKON common stock at a specified time in the future. The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees. The Plan is also intended to be maintained and operated in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, with respect to those deferrals to the Plan after December 31, 2004.

2. Definition. Unless the context otherwise requires, the following words as used herein shall have the following meanings:

(a) “Administrator” shall mean the person or persons so designated and acting under Paragraph 17 hereof.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c) “Compensation” shall mean all salaries, cash-based bonuses or awards payable by IKON under any IKON bonus plan or Equity Plan, but shall not include STI. In addition, the term “Compensation” shall not include IKON contributions under the IKON Retirement Savings Plan or any fringe benefits.

(d) “Disability” shall mean as such term is defined in IKON’s Long-Term Disability Plan, as amended from time to time.

(e) “Effective Date” shall mean January 1, 2005, the effective date of this amended and restated Plan. The rights of a Participant whose participation in the Plan commenced prior to the Effective Date and who remains a Participant on the Effective Date shall be governed by the terms of the amended and restated Plan as set forth herein.

(f) “Election Form” shall mean an election form executed by each Participant and IKON setting forth certain information relating to the Participant’s participation in the Plan.

(g) “Equity Plan” shall mean IKON’s 2000 Executive Incentive Plan, IKON’s Long Term Incentive Compensation Plan, IKON’s Stock Award Plan, effective February 22, 2006, IKON’s 2006 Omnibus Equity Compensation Plan, and any other equity-based incentive plan or arrangement established by IKON.

(h) “Equity Rights” shall mean all stock-based awards under an Equity Plan, but shall not include any stock options.

(i) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k) “Group I Employee” shall mean as such term is defined in Paragraph 3 below.

(l) “Group II Employee” shall mean as such term is defined in Paragraph 3 below.

(m) “Identification Date” shall mean December 31.

(n) “IKON” shall mean IKON Office Solutions, Inc., an Ohio corporation, formerly known as Alco Standard Corporation.

(o) “Key Employee” shall mean a Participant who is one of the following (i) an officer of IKON having annual compensation greater than $135,000 (adjusted for inflation pursuant to Section 416(i) of the Code and limited to the top 50 employees of IKON), (ii) a 5% owner of IKON, or (iii) a 1% owner of IKON having annual compensation from IKON of more than $150,000, subject to such other determinations made by the Administrator, in its sole discretion, in a manner consistent with the regulations issued under Section 409A of the Code.

(p) “Normal Retirement Age” shall mean the Participant has both (i) attained at least age 55 and (ii) completed five years of service with IKON, which shall be based on the anniversary of the Participant’s first day of employment with IKON or any subsidiary.

(q) “Participant” shall mean any person employed by IKON who is eligible to participate in the Plan pursuant to Paragraph 3 below, and who has elected to participate in the Plan, or any former employee entitled to receive a distribution under the terms of the Plan.

(r) “Plan” shall mean this IKON Office Solutions, Inc. Executive Deferred Compensation Plan, as amended from time to time.

(s) “Plan Year” shall mean the period beginning on January 1 and ending on December 31 of each year.

(t) “STI” shall mean a Participant’s annual bonus payable pursuant to IKON’s Short Term Incentive program, as amended from time to time.

(u) “Separation Date” shall mean the last day on which a Participant is employed by IKON on account of a Separation From Service.

(v) “Separation From Service” shall mean a Participant’s separation from service with IKON within the meaning of Section 409A of the Code and the regulations issued thereunder.

(w) “Specified Employee” shall mean a Participant who at any time during the 12 month period ending on an Identification Date is a Key Employee. If a Participant would be deemed a Key Employee as of an Identification Date, the Participant is treated as a “Specified Employee” for the 12 month period beginning on the fourth month following the end of the 12 month period following the Identification Date.

3. Participation. Any person who was a Participant in the Plan immediately prior to the Effective Date shall continue to be a Participant in the Plan as of the Effective Date. After the Effective Date, any person who is (a) employed by IKON, (b) subject to a change in control agreement, and (c) a United States taxpayer shall also be eligible to participate in the Plan for the Plan Year that immediately follows such person meeting such requirements; any such person who meets the foregoing criteria, along with any Participant in the Plan immediately prior to the Effective Date, shall hereinafter be referred to as a “Group I Employee”.

Effective March 1, 2006, any person who is (a) employed by IKON, (b) at a Grade 16 or higher level (or such equivalent thereof), but is not subject to a change in control agreement, and (c) a United States taxpayer, shall also be eligible to participate in the Plan for the Plan Year that immediately follows such person meeting such requirements; provided, that for the 2006 Plan Year, any person who has met the foregoing requirements by February 28, 2006, may elect to participate in the Plan for the 2006 Plan Year. Any person who meets the foregoing criteria shall hereinafter be referred to as a “Group II Employee”.

If a Participant has a change in employment status with IKON so that the Participant changes from a Group I Employee to a Group II Employee or vice-versa, the determination of whether the Participant is a Group I Employee or Group II Employee for purposes of a Plan Year shall be made as of the person’s status with IKON on the December 31 immediately prior to such Plan Year. If a Participant has a change in status with IKON so that during a Plan Year the Participant ceases to qualify as either a Group I Employee or Group II Employee, but such person has not incurred a Separation From Service, such person’s deferrals to the Plan shall continue for the remainder of the Plan Year; however, for any subsequent Plan Year, such person shall not be eligible to make deferral elections to the Plan for a Plan Year until such person again qualifies as a Group I Employee or Group II Employee prior to the beginning of any Plan Year. If a Participant has a Separation From Service, no further deferrals to the Plan shall be made for such Participant after the Participant’s Separation Date.

A person eligible under this Paragraph 3 shall become a Participant by executing an Election Form and such other forms as may be required by the Administrator.

4. Deferrals.

(a) Initial Deferrals – Type of Deferral – Group I Employees. Prior to the beginning of each Plan Year during the term of the Plan, a Group I Employee may irrevocably elect to defer a portion of his Compensation and/or STI that will become payable during the following Plan Year; provided, that with respect to any Compensation that is based on service or performance over a fiscal year that is not a calendar year, such election must be made no later than the time determined by the Administrator in accordance with the requirements of Section 409A of the Code. A Group I Employee may also elect to defer to the Plan the receipt of shares of IKON common stock that he will become entitled to receive pursuant to an award of Equity Rights under an Equity Plan, provided that (i) the election to defer is made within 30 days of the date of grant of the Equity Right and such deferral applies to shares of IKON common stock that will not vest sooner than the thirteenth month following the date of grant of such Equity Right; (ii) the Administrator may, in his sole discretion, (A) impose such additional terms and conditions, as he may deem necessary and appropriate, on any deferral of IKON common stock to the Plan, and (B) reject or cease any such deferral of the IKON common stock to the Plan, subject to the requirements under Section 409A of the Code; and (iii) any IKON common stock deferred from an Equity Right to the Plan is IKON common stock, not its cash equivalent.

The amount of the deferral for each Plan Year may vary, but cash deferrals must be projected to be no less than $5,000 for any Plan Year. The amount to be deferred for a Plan Year will be deducted from the Participant’s Compensation and/or STI otherwise payable by IKON to the Participant. In the case of deferrals from salary, such deferrals will be made in substantially equal installments.

(b) Initial Deferrals – Type of Deferral – Group II Employees. Effective March 1, 2006, prior to the beginning of each Plan Year during the term of the Plan, a Group II Employee may irrevocably elect to defer up to 20% of the STI that will become payable to him for IKON’s fiscal year ending in the following Plan Year; provided, however, that with respect to the STI that will become payable pursuant to IKON’s fiscal year ending September 30, 2006, a Group II Employee may irrevocably elect to defer a portion of such STI by making such election within the time period determined by the Administrator, but no later than March 30, 2006. A Group II Employee shall not be eligible to defer Compensation or Equity Rights to the Plan.

The amount of the deferral for each Plan Year may vary, and the amount to be deferred for a Plan Year will be deducted from the Participant’s STI otherwise payable by IKON to the Participant.

(c) Initial Deferrals – Time of Distribution – Group I and Group II Employees. At the time of the initial election to defer, a Participant shall specify the length of time for which receipt of cash and/or shares of IKON common stock, as applicable, may be deferred, provided that (i) (A) the deferral period for STI that is subject to matching contributions under Paragraph 5 below, must extend for at least 5 years beyond the end of the Plan Year in which the STI would otherwise have been paid, and (B) the deferral period for Compensation, STI in excess of the amount that is subject to matching contributions under Paragraph 5 below, and Equity Rights, must extend at least until the January following the end of the Plan Year in which the Compensation, excess STI and Equity Rights, as applicable, would otherwise have been paid/distributed, but for the election to defer; and (ii) distributions must commence no later than the January following the year in which the Participant attains age 60 or the January following the year in which the Participant has a Separation From Service.

(d) Subsequent Deferrals. A Participant may subsequently elect to defer the distribution of benefits to a later date than that selected pursuant to subparagraph (c) above by providing written notice of such election to the Administrator; provided, however, that (i) with respect to deferrals of Compensation, STI and Equity Rights to the Plan after December 31, 2004, the election to defer must be made (A) at least 12 months prior to the date the deferral is scheduled to be paid/distributed as elected by the Participant pursuant to subparagraph (c) above, (B) the new payment date for such deferral cannot be sooner than 5 years from the date such deferral was originally scheduled to be paid/distributed as elected by the Participant pursuant to subparagraph (c) above, and (C) the election pursuant to this subparagraph (d) shall be irrevocable, but shall not take effect until at least 12 months after the date on which the subsequent deferral election is made; and (ii) with respect to deferrals of Compensation, STI and Equity Rights to the Plan that were deferred, and earned and vested, prior to January 1, 2005, the election must be made by December 31 of the second year prior to the date on which deferrals of Compensation, STI and Equity Rights would otherwise have been paid. Except as provided in Paragraph 11 or as permitted pursuant to the special election permitted by the following sentence, any subsequent deferral election pursuant to this subparagraph (d) may be made only once. Notwithstanding the foregoing, with respect to deferrals of Compensation, STI and Equity Rights to the Plan after December 31, 2004, a Participant will have a one-time opportunity to change the timing of such distribution to a date that is later than the earliest date such amount can be received pursuant to subparagraph (c) above without having to comply with the requirements of clause (i) above; provided, that such election shall be made at the time determined by the Administrator, but in no event later than December 31, 2006.

5. Matching Contributions. Effective March 1, 2006 for STI deferrals made to the Plan on and after March 1, 2006, IKON shall credit to each Participant’s IKON index account matching contributions based on the percentage of STI deferred to the Plan by the Participant, the Participant’s employment level at IKON, and whether the Participant is a Group I Employee or Group II Employee. Specifically, unless otherwise determined by IKON’s Retirement Plans Committee or such other committee appointed by IKON’s Board of Directors with the authority to determine matching contributions under the Plan, for each Plan Year for Group I Employees, IKON will match 100% of the (i) first 75% of STI deferred to the Plan by IKON’s Chief Executive Officer, (ii) first 50% of STI deferred to the Plan by a Participant who has an employment grade of Level 1 (or its equivalent), and (iii) first 30% of STI deferred to the Plan by a Participant who has an employment grade of Level 2 (or its equivalent). For each Plan Year for Group II Employees, unless otherwise determined by IKON’s Retirement Plans Committee or such other committee appointed by IKON’s Board of Directors with the authority to determine matching contributions under the Plan, IKON will match 100% of the STI deferred to the Plan by such Participant. All matching contributions pursuant to this Paragraph 5 shall be credited to the IKON index account and shall be distributed to the Participant at the same time that the STI for which the matching contribution is made is distributed to the Participant.

6. Investment Accounts. Amounts deferred by a Participant pursuant to Paragraph 4 will be credited to one or more accounts established by IKON in the name of the Participant. Deferrals of Compensation and STI (“Monetary Deferrals”) will be credited to the cash deferral account and/or the IKON index account based on the Participant’s selection of investment index alternatives as described below; provided, however, that any Monetary Deferrals made to the Plan after December 31, 2005 will only be credited to the IKON index account. All matching contributions to the Plan pursuant to Paragraph 5 will only be credited to the IKON index account. Deferral of shares of IKON common stock will be credited to the IKON stock account as described below.

Cash Deferral Account

Except for Monetary Deferrals credited to a Participant’s IKON index account (see below), a Participant’s Monetary Deferrals will be credited to the Participant’s cash deferral account. No Monetary Deferrals will be credited to the Participant’s cash deferral account after December 31, 2005. A Participant’s cash deferral account will be denominated in dollars and will be credited with earnings based on the performance of various investment alternatives selected by the Participant from among those made available by IKON from time to time.

A Participant may request a change in the allocation of his cash deferral account from among the various available alternatives at any time. Any such change received by the Administrator or IKON’s service provider before 11:59 P.M. Eastern Time of a business day (i.e. a day on which the New York Stock Exchange is open for business) will become effective as of the next business day. Changes received on a non-business day will be deemed to be received on the next business day following receipt.

A Participant may reallocate amounts from the cash deferral account to the IKON index account at such times and under such conditions as determined by the Administrator. Any reallocation to the IKON index account will be subject to the provisions described below.

For Plan Years beginning prior to January 1, 2006, a Participant may select investment alternatives for his cash deferral account for any such Plan Year that are different from the investment alternatives the Participant selected for any such prior Plan Year, however, the investment alternatives the Participant selects for Monetary Deferrals credited to his cash deferral account for any such Plan Year must be the same for all amounts credited to his cash deferral account for any such Plan Year and any changes the Participant makes to his cash deferral account for such a Plan Year will apply to all Monetary Deferrals credited to his cash deferral account for such Plan Year.

IKON Index Account

One investment alternative will be denominated in share units in IKON common stock. A Participant’s IKON index account will be denominated solely in share units (representing the right to receive an equivalent number of shares of IKON common stock) and will be credited with additional share units to reflect cash dividends paid by IKON in respect of its common stock. Any Monetary Deferrals for which a Participant has selected the IKON common stock as an investment alternative will be credited to his IKON index account on such date and under such conditions as determined by the Administrator and set forth in the Plan prospectus. A Participant may reallocate his cash deferral account to his IKON index account at such times and under such conditions as permitted by the Administrator. All matching contributions will be credited to the Participant’s IKON index account on such date and under such conditions as determined by the Administrator and set forth in the Plan prospectus. All amounts deferred or reallocated to a Participant’s IKON index account must remain denominated in share units and may not be reversed or otherwise re-credited to the Participant’s cash deferral account, nor may such amounts be otherwise converted into cash at any time.

IKON Stock Account

Any deferral by a Participant of any IKON common stock from an Equity Plan will be credited to the Participant’s IKON stock account. The account will initially be denominated solely in share units (representing the right to receive an equivalent number of shares of IKON common stock) and will be credited with additional share units to reflect cash dividends paid by IKON in respect of its common stock.

All amounts deferred into a Participant’s IKON stock account must remain denominated in share units and may not be converted to dollars at any time.

7. Rabbi Trust. IKON intends to contribute all Participant deferrals of IKON common stock from an Equity Plan to a “rabbi trust” (the “Trust”) to be established for this purpose. In addition, once matching contributions vest, IKON intends to contribute shares of IKON common stock from an Equity Plan to the Trust. Any such common stock will be credited to a sub-account which may be used for distributions of IKON common stock with respect to a Participant’s IKON stock account. In addition, IKON may, at its discretion, contribute to the Trust IKON common stock to the extent that one or more Participants select IKON common stock as an investment alternative with respect to Monetary Deferrals. Any such common stock will be credited to a sub-account which may be used for distributions of IKON common stock with respect to a Participant’s IKON Index Account. Assets held in the Trust will be subject to the claims of creditors of IKON.

The Trust shall be deemed to be the owner of all shares held in the Trust for corporate law purposes. The trustee of the Trust (the “Trustee”) shall retain all incidents of ownership in any shares held in the Trust, including the right to vote such shares and to receive dividends paid in respect of such shares. The Trustee may, but is not obligated to, reinvest any cash dividends received in respect of shares of IKON common stock held in the Trust to purchase additional shares of IKON common stock.

8. Vesting.

(a) Compensation and STI. A Participant shall be fully vested in all deferrals of Compensation and STI.

(b) Equity Rights. A Participant shall become vested in Equity Rights on the date such Equity Rights become vested in accordance with the terms of the award agreement issued to the Participant providing for such Equity Rights. If a Participant has a Separation From Service prior to becoming vested in any such Equity Rights, the Equity Rights that have not vested as of the date of such Separation From Service shall be forfeited and the Participant shall not have any rights to such Equity Rights under this Plan.

(c) Matching Contributions. A Participant shall become vested in any matching contributions made to the Plan on his behalf pursuant to Paragraph 5 as follows; provided, that the vesting schedule described below shall apply separately to each matching contribution credited to the Participant’s IKON index account so that the years of service necessary to vest in any such matching contributions shall begin to accrue on the date the matching contributions are credited to the Participant’s IKON index account:

Except as provided below, the matching contributions credited to a Participant’s IKON index account shall vest in equal installments of 1/3 on the third, fourth and fifth anniversary of the date such matching contributions were credited to the Participant’s IKON index account so long as the Participant is employed by IKON on the applicable date. Notwithstanding the foregoing, once the Participant has attained Normal Retirement Age, the vesting of the matching contributions shall be as described in the following paragraphs, as applicable.

If on or prior to the date on which the matching contributions are credited to a Participant’s IKON index account, the Participant has attained Normal Retirement Age, the vesting schedule set forth in the immediately preceding paragraph shall not apply and, instead, the matching contributions credited to the Participant’s IKON index account shall vest in equal installments of 1/4 on the first, second, third and fourth anniversary of the date such matching contributions were credited to the Participant’s IKON index account if the Participant is employed by IKON on the applicable date.

If after the date on which the matching contributions are credited to a Participant’s IKON index account the Participant attains Normal Retirement Age, the vesting schedules set forth above shall not apply and, instead, the matching contributions credited to the Participant’s IKON index account shall vest as follows: (i) if the Participant attains Normal Retirement Age prior to the third anniversary of the date the matching contributions are credited to the Participant’s IKON index account, (A) on the next anniversary of the date the matching contributions were initially credited to the Participant’s IKON index account that occurs immediately after the Participant attains Normal Retirement Age, the total percentage of matching contributions that would have been vested had the Participant attained Normal Retirement Age on the date the matching contributions were initially credited to the Participant’s IKON index account shall become vested, provided the Participant is employed by IKON on such date, and (B) the vesting schedule provided in the immediately preceding paragraph shall thereafter apply with respect to the remaining unvested matching contributions credited to the Participant’s IKON index account; or (ii) if the Participant attains Normal Retirement Age on or after the third anniversary of the date the matching contributions are initially credited to the Participant’s IKON index account, the matching contributions that that have not previously vested shall become fully vested on the next anniversary of the date on which the matching contributions were initially credited to the Participant’s IKON index account under clause (i) that occurs immediately after the Employee attains Normal Retirement Age, provided the Employee is employed by IKON on such date.

Unless otherwise provided in an employment agreement between the Participant and IKON that has been properly approved by IKON in accordance with established policy, if the Participant has a Separation From Service prior to the date for any portion of the matching contributions credited to the Participant’s IKON index account to have vested as described above, the matching contributions that have not vested as of such date shall be forfeited and the Participant shall not be entitled to receive a distribution of shares of IKON common stock relating to any forfeited matching contributions; provided, however, that if the Participant has a Separation From Service on account of death or Disability, all of the Participant’s unvested matching contributions shall become vested as of the date of the Participant’s Separation From Service on account of death or Disability.

(d) Cash Dividends. The value of all share units that are attributable to dividend equivalents which are credited to a Participant’s IKON index account or IKON stock account shall be fully vested on the date such dividend equivalents are credited as share units to the Participant’s account.

9. Amount and Timing of Payments. Except as otherwise provided in Paragraphs 10 and 11, amounts to which a Participant is entitled under the Plan shall be valued as of December 1 of the Plan Year preceding the year specified in his Election Form, and shall be paid to the Participant in a lump sum within 60 days thereafter. Alternatively, if the Participant so elects, distributions may be made in substantially equal annual installments over a period not to exceed 10 years, beginning within 60 days after December 1 of the year preceding the year specified in the Participant’s Election Form; provided, that, with respect to the election as to a form of distribution other than lump sum for deferrals of Compensation, STI and Equity Rights, the form of distribution must be set forth in the Participant’s Election Form at the time the Participant makes his initial election to defer such amount.

A Participant may subsequently elect to change the form of distribution to one that is permitted by the Plan by providing written notice of such election to the Administrator; provided, however, that (i) with respect to deferrals of Compensation, STI and Equity Rights to the Plan after December 31, 2004, the election to change the form of distribution must be made (A) at least 12 months prior to the date the deferral is scheduled to be paid/distributed as elected by the Participant pursuant to Paragraph 4(c) above, (B) the new payment date for such deferral cannot be sooner than 5 years from the date such deferral was originally scheduled to be paid/distributed as elected by the Participant pursuant to Paragraph 4(c) above, and (C) the election pursuant to this clause (i) shall be irrevocable, but shall not take effect until at least 12 months after the date on which the election is made; and (ii) with respect to deferrals of Compensation, STI and Equity Rights to the Plan that were earned and vested prior to January 1, 2005, the election to change the form must be made by December 31 of the second year prior to the date on which deferrals of Compensation, STI and Equity Rights would otherwise have been paid. Notwithstanding the foregoing, with respect to deferrals of Compensation, STI and Equity Rights to the Plan after December 31, 2004, a Participant will have a one-time opportunity to change the form of such distribution without having to comply with the requirements of clause (i) above; provided, that such election shall be made at the time determined by the Administrator, but in no event later than December 31, 2006.

All matching contributions credited to the Participant’s IKON index account shall be distributed in the same form as the Participant elected as to his corresponding STI.

All distributions from the Participant’s cash deferral account (or the cash sub-account under the Participant’s IKON stock account, if any) shall be made in cash. All distributions from the Participant’s IKON index account shall be made in shares of IKON common stock on a one-for-one basis for the share units credited to the account (and cash in lieu of fractional shares). All distributions from the IKON stock account shall be made in shares of IKON common stock on a one-for-one basis for the share units credited to the account (and cash in lieu of fractional shares).

10. Death. Notwithstanding any contrary election in a Participant’s Election Form, if a Participant dies before receiving full payment of all amounts to which he is entitled under the Plan, the beneficiary or beneficiaries designated by the Participant in his Election Form (or subsequent, valid Change of Beneficiary form on file with the Administrator) shall receive the balance in the Participant’s cash deferral account, IKON index account and IKON stock account (valued as of the end of the calendar month in which the Participant dies), in a lump sum payment, as soon as administratively practicable following the Participant’s date of death.

11. Separation From Service. If a Participant has a Separation From Service after he attains age 60, the Participant’s cash and stock distribution will be made in accordance with the Participant’s Election Form. If a Participant has a Separation From Service before he attains age 60, he shall receive either (i) the cash and stock distribution on the date of designation on the Participant’s Election Form or (ii) the balance in his cash deferral account, IKON index account and IKON stock account (valued as of the end of the Plan Year in which the Participant’s employment terminates), in a lump sum payment, in January of the year following his Separation Date if designated on his Election Form. Notwithstanding anything to the contrary, if the payment to a Participant under the Plan of Compensation, STI or Equity Rights that is deferred to the Plan after December 31, 2004, is on account of a Separation From Service, whether pursuant to this Paragraph 11 or as elected by the Participant in his Election Form, if the Participant is a Specified Employee, such Participant shall not receive such distribution until the later to occur of (i) the seventh month following the Participant’s Separation Date or (ii) in January of the year following his Separation Date.

12. Beneficiary Designation. A Participant shall designate in his Election Form the beneficiary or beneficiaries, who shall, in the event of his death, receive the payments to which the Participant would otherwise have been entitled. This designation may be amended in writing and filed with the Administrator from time to time by the Participant. In the event that there is no effective beneficiary designation when such amounts are payable, payment shall be made to the members of the first surviving class of the Participant in the following priority:

(a) spouse;

(b) the living children (including adopted children) in equal amounts;

(c) estate.

13. Incapacity of Recipient. Any payment required to be made under the Plan to a person who is under a Disability may be made to or for the benefit of such person in any of the following ways as the Administrator shall determine:

(a) to such person;

(b) to the legal representatives of such person;

(c) to a near relative of such person to be used for his benefit; or

(d) to pay the expenses of support, maintenance or education of such person.

The Administrator shall not be required to see to the application by any third party of payments made pursuant to this Paragraph 13.

14. Responsibility for Payment. All amounts payable under the Plan shall be paid by IKON. IKON may, in its sole discretion, determine the manner in which it shall finance its obligation to pay such amounts.

15. Non-Assignment. Except as hereinafter provided with respect to marital or family support disputes, no amount payable under the Plan shall be subject to assignment, transfer, sale, pledge, encumbrance, alienation or charge by the Participant or any beneficiary. Any attempt to assign, transfer, sell, pledge, encumber, alienate or charge any amount hereunder shall be without effect. In cases of marital or family support disputes, the Administrator will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation in the Plan, the Participant shall agree to hold IKON harmless from any claim that arises out of obeying an order of any state or federal court with respect to marital or family support disputes, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

16. Unsecured Obligation. Other than the assets contributed to the Trust pursuant to Paragraph 7, IKON shall not segregate or physically set aside any funds or assets as a result of this Plan. Neither a Participant, nor his beneficiary, nor any other person shall be deemed to have, pursuant to this Plan, any property interest, legal or equitable, in any specific asset of IKON or any specific asset in the Trust. To the extent that any person acquires any right to receive payments under this Plan or an Election Form, such right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of IKON.

17. Administration. The Plan shall be administered by a Committee selected from time to time by the Board of Directors of IKON (the “Committee”). The Committee shall select an Administrator from time to time to administer the Plan under the general policy guidance of the Committee. The Administrator shall be one or more persons who shall be responsible for:

(a) maintaining any records necessary in connection with the Plan;

(b) making calculations under the Plan;

(c) interpreting the provisions of the Plan; and

(d) otherwise administering the Plan in accordance with its terms.

18. Claims Procedures. At any time the Administrator makes a determination adverse to a Participant or beneficiary with respect to a claim for payment or participation under the Plan, the Administrator shall notify the claimant in writing of such determination, such notification shall be in a manner calculated to be understood by the claimant, and shall set forth:

(a) the specific reason or reasons for such determination;

(b) a reference to the specific provision or provisions of the Plan on which such determination is based;

(c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required; and

(d) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

A person who receives notice of an adverse determination by the Administrator with respect to a claim may request, within 60 days of receipt of such notice, that the Committee review the Administrator’s determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Committee. The Committee shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing, set forth in a manner calculated to be understood by the claimant, and shall set forth (i) the specific reason or reasons for the decision reached, (ii) the specific provisions of the Plan on which the decision is based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant to the claimant’s claim for benefits, and (iv) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA. A copy of the ruling shall be forwarded to the claimant.

19. Employee Benefit Plans. This Plan shall not in any way affect a Participant’s right to participate in any pension, profit-sharing, incentive, thrift, group health insurance, stock option, termination pay or similar plan of IKON, which is now in effect or may hereafter be adopted, to the extent that the Participant is entitled to participate under the applicable terms and provisions of such plan, except that the amounts deferred herein shall not be included in determining a Participant’s benefits under any retirement plans qualified under Section 401(a) of Code.

20. Amendment. The Board of Directors of IKON shall have the power to amend this Plan at any time; provided, however, that, except as set forth below or in Paragraphs 21, 22 and 23, no amendment or termination of the Plan shall have a material adverse effect upon a Participant unless he consents to such amendment or termination in writing. Notwithstanding the foregoing, the Administrator may make all technical, administrative, regulatory and compliance amendments to the Plan that are necessary so the Plan meets the requirements of Section 409A of the Code.

21. Termination. This Plan shall remain in effect until terminated by the Board of Directors of IKON. The Board of Directors of IKON shall have the right to terminate the Plan in whole or in part, for any reason, including pursuant to a determination that proposed or pending tax law changes or other events cause, or are likely in the future to cause, the Plan to have an adverse financial impact upon IKON. In such event, IKON shall have no liability or obligation under the Plan or the Participant’s Election Form (or any other document), provided that (i) IKON distributes to each Participant, in a lump sum payment, the balance in his cash deferral account, IKON index account and IKON stock account, valued as of the end of the month in which such termination occurs, and (ii) with respect to deferrals of Compensation, STI and Equity Rights to the Plan after December 31, 2004, (A) all arrangements sponsored by IKON that would be required to be aggregated with the Plan under Prop. Treas. Reg. §1.409A-1(c) if the Participant participated in such arrangements are terminated, (B) no payments other than payments that would be payable under the terms of such arrangements if the termination had not occurred are made within 12 months of the termination of the arrangements, (C) all payments are made within 24 months of the termination of the arrangements, and (D) IKON does not adopt a new arrangement that would be aggregated with any terminated arrangement under Prop. Treas. Reg. §1.409A-1(c) if the same Participant participated in both arrangements at any time within the 5 years following the date of termination of the arrangement.

22. Acceleration. With respect to deferrals of Compensation, STI and Equity Rights that are deferred to the Plan, and earned and vested, prior to January 1, 2005, IKON shall have the right at any time to cause the payment of all amounts thereafter due to a Participant to be paid in a single lump sum or in such other accelerated manner as IKON shall deem appropriate. The amount of any lump sum payment shall be the value of a Participant’s cash deferral account, IKON index account and IKON stock account, valued as of the end of the month following IKON’s determination to accelerate payments. If IKON accelerates payment to more than 70% of all Participants pursuant to this provision, it must accelerate payment to all Participants under the Plan in a comparable manner; provided, however, that this shall only apply with respect to the deferrals of Compensation, STI and Equity Rights that are deferred to the Plan, and earned and vested, prior to January 1, 2005.

23. Change in Control. In the event of a Change in Control (as defined below), the Participant shall receive, in a lump sum payment, the balance in his cash deferral account, IKON index account and IKON stock account, valued as of the end of the month in which such Change in Control occurs.

For purposes of this Plan, the term “Change in Control” shall mean any of the following events:

(a) With respect to deferrals of Compensation, STI and Equity Rights that are deferred to the Plan, and earned and vested, prior to January 1, 2005,

(i) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of IKON common stock; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on September 30, 1997, constituted the Board and any new director whose appointment or election by the Board or nomination for election by IKON’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on September 30, 1997 or whose appointment, election or nomination for election was previously so approved; or

(iii) IKON consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of IKON), or any other Person consolidates with, or merges with or into, IKON, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

(iv) a transaction or series of transactions in which, directly or indirectly, IKON shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of IKON and its subsidiaries (taken as a whole) to any other Person or group of Persons.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of IKON common stock immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of IKON immediately following such transaction or series of transactions.

The term “Person” in the foregoing definition shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) IKON or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of IKON or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of IKON in substantially the same proportions as their ownership of IKON stock.

(b) With respect to deferrals of Compensation, STI and Equity Rights that are deferred to the Plan, and earned and vested, after December 31, 2004,

(i) any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of IKON representing more than 35% of the voting power of the then outstanding securities of IKON; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which IKON becomes a subsidiary of another corporation and in which the shareholders of IKON, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 65% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(ii) the consummation of (A) a merger or consolidation of IKON with another corporation where the shareholders of IKON, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or (B) a sale or other disposition of all or substantially all of the assets of IKON; or

(iii) during any twelve month period after the Effective Date, individuals who at the beginning of such period constituted IKON’s Board of Directors cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by IKON’s shareholders, of at least a majority of the directors who were not directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then in office at the time of such election or nomination who either (A) were directors at the beginning of such period or (B) whose appointment, election or nomination for election was previously so approved.

Notwithstanding the foregoing, to the extent that the occurrence of an event described in this subparagraph (b) does not constitute a change in control for purposes of Section 409A of the Code and its corresponding regulations, the occurrence of such event shall not be deemed to be a Change in Control for purposes of the Plan.

24. Miscellaneous.

(a) The existence of this Plan and the Election Forms hereunder, and any actions undertaken pursuant hereto, shall not confer upon the Participant any right to continued employment by IKON.

(b) This Plan shall be administered under and in accordance with the laws of the Commonwealth of Pennsylvania, in which IKON’s principal place of business is located.

(c) The terms of this Plan and the Election Forms and other documents executed in accordance herewith shall be binding upon IKON, its successors and assigns, and each Participant, his heirs and legal representatives.

(d) Any taxes imposed on a Participant shall be the sole responsibility of the Participant. IKON shall have the right to deduct from any amounts payable under the Plan any federal, state or local taxes required to be deducted or withheld from such payments.

(e) No expenses of administering the Plan shall be charged against the Participants or any payments made hereunder, except that IKON may, in its discretion, allocate certain taxes to the accounts of Participants.

(f) As used herein, the singular shall include the plural, the masculine shall include the feminine, and vice versa.